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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this amended registration statement on Form N-1A of our report dated July 18, 1997, except for Note 6 as to which the date is May 5, 1998, on our audit of the financial statements of Dominion Insight Growth Fund. We also consent to the reference to our firm in the prospectus.


                         /s/ Kinder & Wyman, P.C.
                         KINDER & WYMAN, P.C.



Irving, Texas
May 7, 1998